EXHIBIT 99.1

JOINT FILING AGREEMENT

October 13, 2026

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the U.S. Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date first written above.

Date: October 13, 2026	DOMA Perpetual Capital Management LLC

	By:	/s/ Pedro Escudero
	Name:	Pedro Escudero
	Title:	Chief Executive Officer and Chief Investment Officer

DOMA Perpetual LO Equity Master Fund LP

By: DOMA Perpetual Partners GP LLC, its general partner

	By:	/s/ Pedro Escudero
	Name:	Pedro Escudero
	Title:	Manager

DOMA Perpetual Partners GP LLC

	By:	/s/ Pedro Escudero
	Name:	Pedro Escudero
	Title:	Manager

DOMA1 LLC

	By:	/s/ Pedro Escudero
	Name:	Pedro Escudero
	Title:	Manager

PEDRO ESCUDERO

/s/ Pedro Escudero

The John Templeton Foundation

	By:	/s/ Pedro Escudero
	Name:	Pedro Escudero
	Title:	Authorized Signatory

DOMA2 LLC

	By:	/s/ Pedro Escudero
	Name:	Pedro Escudero
	Title:	Manager